TO SCHEDULE 14C
                                (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

CHECK THE APPROPRIATE BOX:

[ ]   PRELIMINARY INFORMATION STATEMENT

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14C-5(D)(2))

[X]   DEFINITIVE INFORMATION STATEMENT

                       NEWPORT INTERNATIONAL GROUP INC.
                 (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

      [X]   No Fee required.

      [ ]   Fee computed on  table below per Exchange Act Rules 14c-5(g) and 0-
            11.

            (1) Title of each class of securities to which transaction applies:

            (2)   Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4)   Proposed maximum aggregate value of transaction:

            (5)   Total fee paid:

      [ ]   Fee paid previously with preliminary materials

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:

            (2)   Form, Schedule or Registration Statement No.:

            (3)   Filing Party:

            (4)   Date Filed:

                       NEWPORT INTERNATIONAL GROUP, INC.

                           NOTICE OF ACTION TAKEN BY
                    WRITTEN CONSENT OF MAJORITY STOCKHOLDER

DEAR STOCKHOLDERS:

      We are writing to advise you that Newport International Group Inc. will approve an amendment to our Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of our common stock at a ratio of one-to-twenty as further described in this information statement. This action was approved on November 13, 2003 by our Board of Directors. In addition, a stockholder holding a majority of our issued and outstanding voting securities approved these actions by written consent in lieu of a special meeting on November 13, 2003 in accordance with the relevant sections of the Delaware General Corporation Law. The amendment to our Certificate of Incorporation effecting the reverse stock split will not be effective until after we file Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State. We intend to file the Certificate of Amendment 20 days after the date this information statement is first mailed to our stockholders.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about November 19, 2003.

      Please feel free to call us at 561-389-6725 should you have any questions
on  the  enclosed Information Statement.   We  thank  you  for  your  continued
interest in Newport International.

                                    For the Board of Directors of
                                    NEWPORT INTERNATIONAL GROUP INC.



                                    /s/ Soloman Lam
                                    ------------------------------------------
                                    Soloman Lam, CEO and President

                       NEWPORT INTERNATIONAL GROUP, INC.

                            11863 Wimbledon Circle
                                   Suite 418
                           Wellington, Florida 33414

                        INFORMATION STATEMENT REGARDING
                      ACTION TAKEN BY WRITTEN CONSENT OF
                             MAJORITY STOCKHOLDER
                         IN LIEU OF A SPECIAL MEETING

                      WE ARE NOT ASKING YOU FOR A PROXY,
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                    GENERAL

      This Information Statement is being furnished to the stockholders of Newport International Group Inc. to provide you with information and a description of an action taken by written consent of the holder of a majority of our issued and outstanding voting securities in lieu of a special meeting on November 13, 2003 in accordance with the relevant sections of the Delaware General Corporation Law. This action was taken by one stockholder who individually owns in excess of the required majority of our outstanding voting securities necessary for the adoption of this action.

      The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

      On November 13, 2003 our Board of Directors and the holder of a majority of our issued and outstanding voting securities unanimously approved the following action:

PROPOSAL 1. The approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of our common stock at a ratio of one-to-twenty.

      The full text of the Certificate of Amendment to our Certificate of Incorporation is attached to this information statement as Exhibit A.

      Our voting securities are comprised of our common stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. On November 13, 2003, Solomon Lam, Samantha Lam and Sara Lam, who own in the aggregate 4,700,000 shares of common stock representing approximately 50.6% of our outstanding voting securities approved these actions by written consent.

      The following table contains information regarding record ownership of our common stock as of October 1, 2003 held by:

         - persons who own beneficially more than 5% of our outstanding voting securities,
         -  our directors,
         -  named executive officers, and
         -  all of our directors and officers as a group.

In addition, Ty Investment Corporation, which provided funding in the amount of $100,000 to Newport International Group, would be entitled to receive a total of approximately 15,300,000 shares of common stock of Newport upon of any default under the loan documentation previously executed by the parties. Of these shares, 4,700,000 shares were pledged by the Lam family, and 10,600,000 shares were pledged by the Company to secure the loan. No default has occurred as yet under the loan which is due December 1, 2003.

      A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 11863 Wimbledon Circle, Suite 418, Wellington, Florida 33414.

      Name of                       Amount and Nature of     Percentage
      Beneficial Owner              Beneficial Ownership       of Class
      ----------------              --------------------     ----------
      Soloman Lam                   4,700,000(1)               50.6%
      Richard Galterio                      0                    -

      All Officers and Directors
      as a group (2 persons)        4,700,700(1)(2)(3)         50.6%

      Samantha Lam                  4,700,000(1)               50.6%
      Sara Lam                      4,700,000(1)               50.6%
      Kenneth Myron                 4,247,524(4)               45.7%

------------------
      (1) Represents 3,525,000 shares of common stock owned directly by Samantha Lam and 1,175,000 shares of common stock owned by Sara Lam. Soloman Lam disclaims beneficial ownership of the shares of common stock owned by his wife, Sara Lam, and his daughter, Samantha Lam. Sara Lam disclaims beneficial ownership of the 3,525,000 shares of common stock owned by her daughter, Samantha Lam. Samantha Lam disclaims beneficial ownership of the 1,175,000 shares of common stock owned by her mother, Sara Lam.

      (1)   Mr. Galterio is a Director of Newport.

      (2) These shares have been pledged by the Lam family and by Newport to secure a loan made by Ty Investment Corporation to Newport.

      (3) Includes 3,700,000 shares of common stock, which Mr. Myron has the right to purchase upon conversion of a convertible debenture. Mr. Myron's address is 1520 Cliffdale Road, El Cajon, California 92020.

      This information statement is first being mailed on or about November 19, 2003 to stockholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

      The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                                  PROPOSAL 1
                 AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
                    TO EFFECT A REVERSE STOCK SPLIT OF OUR
                           OUTSTANDING COMMON STOCK

      On November 13, 2003 our Board of Directors and the holder of a majority of our issued and outstanding voting securities adopted an amendment to our Certificate of Incorporation effecting a reverse stock split of our shares of common stock at a ratio of to one-to-twenty (the "Reverse Stock Split") upon the filing of Certificate of Amendment to our Certificate of Incorporation. The form of the amendment is annexed to this Information Statement as Exhibit A (the "Reverse Stock Split Amendment"). The Reverse Stock Split Amendment will affect the Reverse Stock Split by reducing the number of outstanding shares our common stock by the ratio of one-to-twenty, but will not increase the par value of the common stock, and will not change the number of authorized shares of common stock.

      Pursuant to the Reverse Stock Split, each 20 of the outstanding shares of our common stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one (1) share of our common stock (the "New Shares"). The Reverse Stock Split will not alter the number of shares of our common stock we are authorized to issue, but will simply reduce the number of shares of our common stock issued and outstanding.

Purpose and Effect of Proposed Reverse Stock Split.
---------------------------------------------------

      The Board and the consent stockholder believes the Reverse Stock Split is desirable because reducing the number of shares of our common stock issued and outstanding will raise the trading price of our common stock. Our Board and the consenting stockholder also believes that the higher share price which should initially result from the Reverse Stock Split could help generate interest in us among investors and thereby assist us in raising future capital to fund our operations.

      The effect of the Reverse Stock Split upon the market price for our common stock cannot be predicted. There can be no assurance that the market price per New Share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our common stock outstanding resulting from the Reverse Stock Split. The market price of our common stock will also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

      The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one share of our common stock. The Reverse Stock Split may result in certain of our stockholders owning "odd lots" (i.e., a number of shares of our common stock not divisible by 100). Stockholders owning "odd lots" may experience difficulty selling their shares in the open market.

      The Reverse Stock Split will have the following effects upon the number of shares of our common stock outstanding and the number of authorized and unissued shares of our common stock:

         - The number of shares owned by each holder of common stock will be reduced by a ratio of 20 to 1;
         - The number of shares of our common stock which will be issued and outstanding after the Reverse Stock Split will be reduced from 9,381,982 shares to approximately 469,099;
         - The number of shares of common stock we are authorized to issue will remain the same;
         - The per share loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding;
         -  The par value of the common stock will remain $0.001 per share;
         - The stated capital on our balance sheet attributable to the common stock will be reduced to 1/20 of its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced; and
         - All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, 1/20 of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same aggregate price required to be paid therefore upon exercise thereof immediately preceding the Reverse Stock Split.

Manner of Effecting the Reverse Stock Split and Exchange Stock Certificates.
----------------------------------------------------------------------------

      The Reverse Stock Split will be effected by the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The Amendment will become effective upon the filing with the Secretary of State of the State of Delaware. As soon as practicable after filing the Amendment we will send a letter of transmittal to each holder of record of Old Shares outstanding on the effective date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing Old Shares will be deemed for all corporate purposes after the effective date to evidence ownership of New Shares in the appropriately reduced number.

Certain Federal Income Tax Consequences.
----------------------------------------

      We believe that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

         - No gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.
         - The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefore.
         - The holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.
         - The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

      Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

      Our beliefs regarding the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

      This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

      The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

      The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

Appraisal Rights
----------------

      No appraisal rights are available under the Delaware General Corporations Law or under our Certificate of Incorporation as a result of the Reverse Stock Split.

                  WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

      We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.
                                                   ------------

                                    NEWPORT INTERNATIONAL GROUP, INC.



                                    By: /s/ Soloman Lam
                                        --------------------------------------
                                        Soloman Lam, CEO and President

                                   EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                      TO THE CERTIFICATE OF INCORPORATION
                                      OF
                       NEWPORT INTERNATIONAL GROUP, INC.

      Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the President of Newport International Group, Inc. a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Corporation's Board of Directors and its stockholders as hereinafter described:

      WHEREAS, the Corporation currently is authorized to issued up to 20,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share.

      WHEREAS, the Corporation currently has issued and outstanding 9,381,982 shares of common stock and no shares of preferred stock.

      NOW, THEREFORE, BE IT RESOLVED, that the Corporation shall reverse split its common stock on a ratio of one for twenty (20) by decreasing the number its issued and outstanding shares of its common stock held by its stockholders of record after close of business on December 9, 2003 from 9,381,982 shares to approximately 469,099 shares, subject to rounding as hereinafter set forth; and be it

      FURTHER RESOLVED, that the foregoing reverse stock split shall not affect the par value of the Corporation's common stock, which such par value shall remain $0.001 per share and neither shall the foregoing reverse stock split effect the Corporation's preferred stock in any manner; and be it

      FURTHER RESOLVED, that the foregoing reverse stock split shall not affect the number of authorized shares of the Corporation's common stock, which such number shall remain at 20,000,000 shares; and be it

      FURTHER RESOLVED, that the effective date of the actions herein adopted shall be at the opening of business on December 10, 2003; and be it

      FURTHER RESOLVED, that no cash will be paid or distributed as a result of the aforedescribed reverse stock split of the Corporation's common stock, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to the nearest whole share.

      The Board of Directors of the Corporation adopted the foregoing resolutions on November 13, 2003 and recommended that these resolutions be adopted by the Corporation's stockholders. On November 13, 2003 the holders of outstanding shares the Corporation's voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were cast executed a written consent approving the foregoing actions pursuant to the provisions of Section 228 of the Delaware General Corporations Law.

      IN WITNESS WHEREOF, the undersigned, being the President of this Corporation has executed this Certificate of Amendment to the Corporation's Certificate of Incorporation as of November 13, 2003.

                                    NEWPORT INTERNATIONAL GROUP, INC.



                                    By:   /s/ Soloman Lam
                                          ---------------------------------
                                          Soloman Lam, President